EXHIBIT B


                             JOINT FILING AGREEMENT



        Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.

        Dated this 11th day of September, 1998.



    /s/ James E. Moore
---------------------------------------
James E. Moore, Individually



JAMES E. MOORE REVOCABLE TRUST,
U/D/T DATED JULY 28, 1994


By:  /s/ James E. Moore
   ------------------------------------
        James E. Moore
        Trustee